Exhibit B



                             JOINT FILING AGREEMENT

         This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


         Dated: September 13, 2007




                                           POTOMAC CAPITAL MANAGEMENT LLC

                                            By:   /s/ Paul J. Solit
                                                  Paul J. Solit, Managing Member

                                            POTOMAC CAPITAL MANAGEMENT INC.

                                            By:   /s/ Paul J. Solit
                                                  Paul J. Solit, President

                                            PAUL J. SOLIT

                                            By:   /s/ Paul J. Solit
                                                  Paul J. Solit